Financial Results and Supplemental Information FIRST QUARTER 2026 May 4, 2026 Exhibit 99.2

Q1 2026 2 Table of Contents Highlights and Guidance 4 Financial Statements, Debt and Leverage 9 Investments 15 Portfolio Information 20 Portfolio Information by Segment 24 Appendix 32 Warning Concerning Forward-Looking Statements 44 All amounts in this presentation are unaudited. Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document. Trading Symbols: Common Shares: DHC Senior Unsecured Notes due 2042: DHCNI Senior Unsecured Notes due 2046: DHCNL Issuer Credit Rating: Moody's: B3 Standard & Poor's: B- Investor Relations Contact: Bryan Maher, Senior Vice President (617) 796-8234 ir@dhcreit.com Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458-1634

RETURN TO TABLE OF CONTENTS Q1 2026 3 “DHC delivered a strong first quarter, reflecting continued momentum in our operating performance and balance sheet, consistent with the progress we made throughout 2025. Same property SHOP NOI margins improved 160 basis points sequentially to 14.9%, and leverage further improved to 7.8x. Starting in 2026, DHC successfully completed the transition of its SHOP communities previously managed by AlerisLife to new operators, a significant operational milestone that is already beginning to translate into improved results. Early performance trends are strong and validate our confidence in continued NOI margin expansion. Year over year, same property SHOP occupancy increased 110 basis points to 82.4%, while average monthly rate was up 5.9%, generating $44.3 million of same property SHOP NOI, a 13.5% increase over last year. Our Medical Office and Life Science portfolio also delivered solid results with same property occupancy improving 60 basis points to 95.3% and cash basis NOI increasing 3.0% year over year. New and renewal leases totaled 169,000 square feet with a 12.0% rollup in rents and a 9.5-year weighted average lease term. The operational and balance sheet actions we executed in 2025, combined with the expected NOI gains from our SHOP operators and the significant capital investments we have made over the past several years, support our expectation for 26% to 33% SHOP NOI growth in 2026.” Christopher Bilotto, President and Chief Executive Officer Christopher Bilotto, President and Chief Executive Officer Diversified Healthcare Trust Announces First Quarter 2026 Financial Results Newton, MA (May 4, 2026): Diversified Healthcare Trust (Nasdaq: DHC) today announced its financial results for the quarter ended March 31, 2026. Distribution On April 9, 2026, DHC declared a quarterly distribution on its common shares of $0.01 per share to shareholders of record as of the close of business on April 21, 2026. This distribution will be paid on or about May 14, 2026. Conference Call A conference call to discuss DHC's first quarter 2026 financial results will be held on Tuesday, May 5, 2026 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 329-4297 or (412) 317-5435 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (855) 669-9658; the replay pass code is 1482489. A live audio webcast of the conference call will also be available in a listen-only mode on DHC's website, at www.dhcreit.com. The archived webcast will be available for replay on DHC's website after the call. The transcription, recording and retransmission in any way of DHC's first quarter conference call are strictly prohibited without the prior written consent of DHC. About Diversified Healthcare Trust DHC is a real estate investment trust, or REIT, focused on owning high-quality healthcare properties located throughout the United States. DHC seeks diversification across the health services spectrum by care delivery and practice type, by scientific research disciplines and by property type and location. As of March 31, 2026, DHC’s approximately $6.2 billion portfolio included 285 properties in 33 states and Washington, D.C., with 23,901 senior living units, approximately 5.6 million square feet of medical office and life science properties and occupied by approximately 250 tenants. DHC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $37 billion in assets under management as of March 31, 2026 and 40 years of institutional experience in buying, selling, financing and operating commercial real estate. DHC is headquartered in Newton, MA. For more information, visit www.dhcreit.com.

RETURN TO TABLE OF CONTENTS Q1 2026 4 Highlights and Guidance

RETURN TO TABLE OF CONTENTS Q1 2026 5 First Quarter 2026 Highlights As of and For the Three Months Ended % / Basis Point % / Basis Point March 31, 2026 December 31, 2025 Change March 31, 2025 Change Same Property Cash Basis NOI SHOP $ 44,321 $ 38,291 15.7% $ 39,037 13.5% Medical Office and Life Science Portfolio 24,683 24,134 2.3% 23,970 3.0% All Other 6,892 7,991 (13.8)% 6,885 0.1% Consolidated $ 75,896 $ 70,416 7.8% $ 69,892 8.6% Same Property Occupancy SHOP 82.4% 82.4% — 81.3% 110 Medical Office and Life Science Portfolio 95.3% 94.7% 60 94.7% 60 (As of and for the three months ended March 31, 2026, unless otherwise noted) Portfolio Update (dollars in thousands) Investing Activities Update • In March 2026, DHC sold 13 unencumbered SHOP communities for an aggregate sales price of $23,000, excluding closing costs. • DHC acquired the land parcels at two SHOP communities previously subject to finance leases in April 2026 for an aggregate purchase price of $14,500, excluding closing costs.

RETURN TO TABLE OF CONTENTS Q1 2026 6 First Quarter 2026 Highlights Financial Highlights $(43.3)M / $(0.18) Net Loss / Net Loss per Share $33.1M / $0.14 Normalized FFO / Normalized FFO per Share 131.4% YoY Growth $74.0M Adjusted EBITDAre $75.9M Consolidated NOI 4.7% YoY Growth Same Property Operating Results 8.6% YoY Same Property Cash Basis NOI Growth 13.5% YoY Same Property SHOP NOI Growth 110 Basis Point YoY SHOP Same Property Occupancy Growth 5.9% YoY SHOP Same Property Average Monthly Rate Growth Liquidity and Leverage $271.8M Total Liquidity 7.8x Net Debt to Annualized Adjusted EBITDAre 1.0x YoY Reduction 2.0x Adjusted EBITDAre to Interest Expense 0.7x YoY Improvement $4.0B Gross Book Value of Unencumbered Properties Representing 63.9% of Portfolio • $150.0M Available on Undrawn Secured Revolving Facility • $121.8M of Total Cash and Cash Equivalents

Key Financial Data

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands, except per share data)

	As of and For the Three Months Ended				
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Selected Income Statement Data and Non-GAAP Financial Measures:					
Total revenues	$ 366,471	$ 379,571	$ 388,706	$ 382,712	$ 386,864
Net loss	$ (43,275)	$ (21,221)	$ (164,040)	$ (91,639)	$ (8,986)
NOI	$ 75,915	$ 72,524	$ 63,319	$ 70,132	$ 72,538
Adjusted EBITDAre	$ 74,004	$ 72,399	$ 62,866	$ 73,613	$ 75,109
FFO	$ 22,777	$ 4,912	$ (5,886)	$ 13,577	$ (10,006)
Normalized FFO	$ 33,098	$ 21,823	$ 9,721	$ 18,572	$ 14,305
CAD	$ 24,313	$ (3,170)	$ 17,218	$ 5,167	$ 25,985
Rolling four quarter CAD	$ 43,528	$ 45,200	$ 31,495	$ 1,470	$ (9,463)
Per Common Share Data (Basic and Diluted):					
Net loss	$ (0.18)	$ (0.09)	$ (0.68)	$ (0.38)	$ (0.04)
FFO	$ 0.09	$ 0.02	$ (0.02)	$ 0.06	$ (0.04)
Normalized FFO	$ 0.14	$ 0.09	$ 0.04	$ 0.08	$ 0.06
CAD	$ 0.10	$ (0.01)	$ 0.07	$ 0.02	$ 0.11
Rolling four quarter CAD	$ 0.18	$ 0.19	$ 0.13	$ 0.01	$ (0.03)
Dividends:					
Annualized dividend declared per common share	$ 0.04	$ 0.04	$ 0.04	$ 0.04	$ 0.04
Annualized dividend yield (at end of period)	0.6%	0.8%	0.9%	1.1%	1.7%
Normalized FFO payout ratio	7.1%	11.1%	25.0%	12.5%	16.7%
CAD payout ratio	10.0%	(100.0%)	14.3%	50.0%	9.1%
Rolling four quarter CAD payout ratio	22.2%	21.1%	30.8%	400.0%	(133.3%)

	As of 3/31/2026
Capitalization:	
Total common shares	242,108,632
Closing price	$ 6.64
Equity market capitalization	$ 1,607,601
Debt	2,442,929
Total market capitalization	$ 4,050,530
Net Debt:	
Principal balance	$ 2,442,929
Cash and cash equivalents	(121,774)
Net debt	$ 2,321,155



Barrington Terrace at Boynton Beach
Boynton Beach, FL

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Q1 2026 7

Full Year 2026 Guidance (1)

(dollars in thousands, except per share data)

	Full Year 2026 Guidance			
	Low End		High End	
Non-GAAP Financial Measures:				
SHOP	$	175,000	$	185,000
Medical Office / Life Science (2)		94,000		98,000
All Other		28,000		30,000
Total NOI	**$**	**297,000**	**$**	**313,000**
Adjusted EBITDA*re*	**$**	**290,000**	**$**	**305,000**
Normalized FFO (3)	**$**	**125,000**	**$**	**140,000**
Normalized FFO Per Common Share (3)	**$**	**0.52**	**$**	**0.58**
Recurring Capital Expenditures:				
SHOP	$	80,000	$	90,000
Medical Office / Life Science		20,000		25,000
All Other		–		–
Total Recurring Capital Expenditures	**$**	**100,000**	**$**	**115,000**

(1) DHC does not provide a reconciliation of non-GAAP measures that it discloses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts, or at all, including, most notably, impairment of assets, gain (loss) on sale of properties, loss on modification or early extinguishment of debt and equity in net earnings of investees. These items that would be contained in the comparable GAAP measures are not indicative of DHC's ongoing operations, are uncertain, depend on various factors and could have a material impact on DHC's GAAP results for the guidance period.

(2) NOI from Medical Office and Life Science properties is expected to decline from $108,130 in 2025 largely because DHC sold 31 Medical Office and Life Science properties during 2025 that contributed $12,331 of NOI during the year ended December 31, 2025.

(3) Normalized FFO is expected to increase from $64,421 in 2025 largely because DHC was impacted by discount accretion of $63,241 on DHC's then senior secured notes due 2026.

(4) Excludes the impact of incentive management fees, if any.

Full year 2026 guidance is based in part on the following assumptions:

- Mid-point Same Property SHOP NOI:
  - Year over year occupancy growth of approximately 300 bps.
  - Revenue growth of approximately 8.0% and average monthly rate growth of approximately 5.3%.
  - Operating expense growth of approximately 5.7%, with ExPOR growth of approximately 3.0%.
- Mid-point general and administrative expense of approximately $32,500. (4)
- Mid-point share of EBITDA*re* from unconsolidated joint ventures of approximately $17,500.
- Mid-point interest expense of approximately $149,000.
- Weighted average shares of approximately 242 million.
- No acquisitions other than two land parcels acquired in April 2026.
- No dispositions other than 13 communities sold in March 2026.

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Q1 2026 8

RETURN TO TABLE OF CONTENTS Q1 2026 9 Financial Statements, Debt and Leverage

RETURN TO TABLE OF CONTENTS Q1 2026 10 March 31, 2026 December 31, 2025 ASSETS Real estate properties $ 5,963,016 $ 5,948,806 Accumulated depreciation (2,144,130) (2,089,906) Total real estate properties, net 3,818,886 3,858,900 Investments in unconsolidated joint ventures 119,622 120,126 Assets of properties held for sale — 23,085 Cash and cash equivalents 121,774 105,407 Restricted cash 18,078 16,392 Equity method investment — 27,200 Acquired real estate leases and other intangible assets, net 19,556 20,663 Other assets, net 169,636 189,477 Total assets $ 4,267,552 $ 4,361,250 LIABILITIES AND SHAREHOLDERS' EQUITY Secured revolving credit facility $ — $ — Senior secured notes, net 365,516 365,005 Senior unsecured notes, net 1,581,427 1,580,726 Secured debt and finance leases, net 454,633 455,093 Liabilities of properties held for sale — 3,426 Accrued interest 26,078 30,683 Other liabilities 219,479 260,749 Total liabilities 2,647,133 2,695,682 Commitments and contingencies Total shareholders' equity 1,620,419 1,665,568 Total liabilities and shareholders' equity $ 4,267,552 $ 4,361,250 Condensed Consolidated Balance Sheets (dollars in thousands) Overture at Plano Plano, TX

RETURN TO TABLE OF CONTENTS Q1 2026 11 For the Three Months Ended March 31, 2026 2025 Revenues: Rental income $ 49,246 $ 58,558 Residents fees and services 317,225 328,306 Total revenues 366,471 386,864 Expenses: Property operating expenses 290,556 314,326 Depreciation and amortization 62,914 68,325 General and administrative (1) 14,038 9,000 Acquisition and certain other transaction related costs 3,693 24 Impairment of assets — 38,472 Total expenses 371,201 430,147 (Loss) gain on sale of real estate (1,207) 110,140 Gain on insurance recoveries — 7,522 Interest and other income 233 2,099 Interest expense (37,045) (57,831) Loss on modification or early extinguishment of debt — (29,071) Loss before income taxes and equity in net earnings of investees (42,749) (10,424) Income tax expense (622) (49) Equity in net earnings of investees 96 1,487 Net loss $ (43,275) $ (8,986) Weighted average common shares outstanding (basic and diluted) 240,689 239,957 Net loss per common share (basic and diluted) $ (0.18) $ (0.04) Condensed Consolidated Statements of Income (Loss) (amounts in thousands, except per share data) (1) DHC recognized $6,628 and $2,407 of incentive management fees during the three months ended March 31, 2026 and 2025, respectively. The Pointe at Deer Creek Deerfield Beach, FL

Debt Summary

DIVERSIFIED HEALTHCARE TRUST

As of March 31, 2026
(dollars in thousands)

	Secured By	Coupon Rate	Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Secured Floating Rate Debt:							
$150,000 revolving credit facility (1)	14 properties	6.280%	6.280%	$ –	6/11/2029	$ –	3.2
Mortgage (2)	14 properties	6.165%	6.165%	140,000	3/31/2028	138,578	2.0
Weighted average / subtotal		**6.165%**	**6.165%**	**140,000**		**138,578**	**2.0**
Unsecured Fixed Rate Debt:							
Senior unsecured notes due 2028	N/A	4.750%	4.750%	500,000	2/15/2028	500,000	1.9
Senior unsecured notes due 2031	N/A	4.375%	4.375%	500,000	3/1/2031	500,000	4.9
Senior unsecured notes due 2042	N/A	5.625%	5.625%	350,000	8/1/2042	350,000	16.3
Senior unsecured notes due 2046	N/A	6.250%	6.250%	250,000	2/1/2046	250,000	19.9
Weighted average / subtotal		**5.059%**	**5.059%**	**1,600,000**		**1,600,000**	**8.8**
Secured Fixed Rate Debt:							
Senior secured notes due 2030 (3)	36 properties	7.250%	7.250%	375,000	10/15/2030	375,000	4.5
Finance leases (4)	Two properties	7.700%	7.700%	155	4/30/2026	155	0.1
Mortgage	Four properties	6.572%	6.572%	63,225	6/7/2030	58,211	4.2
Mortgage	Eight properties	6.864%	6.864%	120,000	6/11/2034	120,000	8.2
Mortgages (5)	Seven properties	6.220%	6.220%	108,873	5/1/2035	101,724	9.1
Mortgages (6)	Two properties	6.360%	6.360%	30,284	6/1/2035	27,361	9.2
Mortgage	One property	6.444%	6.444%	5,392	7/6/2043	43	17.3
Weighted average / subtotal		**6.962%**	**6.962%**	**702,929**		**682,494**	**6.1**
Weighted average / total		**5.674%**	**5.674%**	**$ 2,442,929**		**$ 2,421,072**	**7.6**

(1) DHC is required to pay interest on borrowings under this facility at a rate of daily SOFR plus a premium, which was 2.50% per annum. DHC also pays an unused commitment fee of 25 to 35 basis points per annum based on amounts outstanding under this facility. DHC has two six-month extension options for the maturity date of this facility, subject to satisfaction of certain conditions and payment of an extension fee.

(2) This mortgage loan requires that interest be paid at an annual rate of Term SOFR plus a premium of 2.50%, with interest-only payments through April 2027, and DHC has two six-month extension options for the interest-only period, subject to satisfaction of certain conditions. In connection with this mortgage loan, DHC has purchased an interest rate cap for $147 through March 2027 with a Term SOFR strike rate equal to 4.50%. DHC has two one-year extension options for the maturity date of this mortgage, subject to satisfaction of certain conditions and payment of an extension fee.

(3) These notes are secured by first-priority liens on the equity interests of subsidiaries owning 36 properties.

(4) DHC acquired the land parcels at two SHOP communities previously subject to finance leases in April 2026 for an aggregate purchase price of $14,500, excluding closing costs.

(5) This mortgage loan requires interest-only payments through May 2030.

(6) This mortgage loan requires interest-only payments through June 2028.

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Q1 2026 12

RETURN TO TABLE OF CONTENTS Q1 2026 13 Pr in ci p al $139,063 $500,000 $500,000 $600,000 $1,076 $2,260 $1,572 $1,867 $435,135 $1,975 $2,103 $2,239 $122,383 $133,256 Secured Floating Rate Debt Unsecured Fixed Rate Debt Secured Fixed Rate Debt 2026 2027 2028 2029 2030 2031 2032 2033 2034 Thereafter $0 $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 Debt Maturity Schedule (3) (dollars in thousands) As of March 31, 2026 (1) Represents amount outstanding under DHC's $140,000 mortgage loan. DHC has two one-year extension options for the maturity date of this mortgage loan, subject to satisfaction of certain conditions and payment of an extension fee. (2) DHC had no outstanding borrowings under its $150,000 secured revolving credit facility. This facility matures in 2029, with two six-month extension options, subject to satisfaction of certain conditions and payment of an extension fee. (3) Includes $155 of finance lease obligations due through April 2026. DHC acquired the land parcels at two SHOP communities previously subject to finance leases in April 2026 for an aggregate purchase price of $14,500, excluding closing costs. (1) (2)

RETURN TO TABLE OF CONTENTS Q1 2026 14 Leverage Ratios, Coverage Ratios and Bond Covenants As of and For the Three Months Ended 3/31/2026 12/31/2025 9/30/2025 6/30/2025 3/31/2025 Leverage Ratios: Net debt / total gross assets 36.2% 36.3% 38.1% 37.3% 36.4% Net debt / gross book value of real estate assets 37.3% 37.3% 38.7% 37.9% 37.8% Secured debt / total assets 19.8% 19.4% 25.2% 23.4% 18.2% Variable rate debt / net debt 6.0% 6.0% 5.4% 5.4% —% Coverage Ratios: Net debt / annualized Adjusted EBITDAre 7.8x 8.1x 10.0x 8.7x 8.8x Adjusted EBITDAre / interest expense 2.0x 1.5x 1.3x 1.4x 1.3x As of and For the Trailing Twelve Months Ended 3/31/2026 12/31/2025 9/30/2025 6/30/2025 3/31/2025 Bond Covenants: Maintenance Covenant Total unencumbered assets / unsecured debt - required minimum 150.0% 254.2% 256.1% 212.5% 238.6% 258.6% Incurrence Covenants Total debt / adjusted total assets - allowable maximum 60.0% 37.7% 37.5% 40.7% 38.9% 40.2% Secured debt / adjusted total assets - allowable maximum 40.0% 13.0% 13.0% 17.3% 16.0% 12.7% Consolidated income available for debt service / debt service - required minimum 1.50x 1.76x 1.80x 1.78x 2.20x 2.09x

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Summary of Capital Expenditures

DIVERSIFIED HEALTHCARE TRUST

(dollars and sq. ft. in thousands, except per sq. ft. and unit data)

	For the Three Months Ended				
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Recurring Capital Expenditures:					
SHOP fixed assets and capital improvements	$ 14,193	$ 18,236	$ 33,306	$ 24,283	$ 21,115
Medical Office and Life Science Portfolio lease related costs	3,532	14,370	4,961	3,528	3,847
Medical Office and Life Science Portfolio building improvements	1,003	2,465	2,295	1,518	1,524
Subtotal Medical Office and Life Science Portfolio	4,535	16,835	7,256	5,046	5,371
Total recurring capital expenditures	**$ 18,728**	**$ 35,071**	**$ 40,562**	**$ 29,329**	**$ 26,486**
SHOP avg. units managed during period	22,895	24,062	24,889	24,939	25,006
Medical Office and Life Science Portfolio avg. sq. ft. during period	5,558	6,245	7,166	7,510	7,787
SHOP fixed assets and capital improvements per avg. unit managed during period	$ 620	$ 758	$ 1,338	$ 974	$ 844
Medical Office and Life Science Portfolio building improvements per avg. sq. ft. during period	$ 0.18	$ 0.39	$ 0.32	$ 0.20	$ 0.20
Development, Redevelopment and Other Activities:					
SHOP	$ 2,981	$ 2,101	$ 1,865	$ 4,660	$ 5,568
Medical Office and Life Science Portfolio	121	133	175	–	–
Total development, redevelopment and other activities	**$ 3,102**	**$ 2,234**	**$ 2,040**	**$ 4,660**	**$ 5,568**
Capital Expenditures by Segment:					
SHOP	$ 17,174	$ 20,337	$ 35,171	$ 28,943	$ 26,683
Medical Office and Life Science Portfolio	4,656	16,968	7,431	5,046	5,371
Wellness centers	–	–	–	–	–
Total capital expenditures	**$ 21,830**	**$ 37,305**	**$ 42,602**	**$ 33,989**	**$ 32,054**

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Q1 2026 16

RETURN TO TABLE OF CONTENTS Q1 2026 17 DHC does not have any significant ongoing redevelopments for this segment as of March 31, 2026. (1) Reflects units prior to redevelopment. Redevelopment Information (dollars in thousands) Medical Office and Life Science Portfolio As of March 31, 2026 Property Number of Estimated Total Costs Estimated Project Scope of Project Location Type Units (1) Project Costs Incurred Completion Date Pueblo Norte Senior Living SNF to Memory Care unit conversion and common area renovations Scottsdale, AZ IL/AL 205 $ 26,840 $ 23,443 Q2 2026 and Q2 2027 Residences of Chevy Chase Common area renovations and Independent Living to Assisted Living unit conversion Chevy Chase, MD IL/AL 310 8,187 4,312 Q3 2026 $ 35,027 $ 27,755 SHOP

RETURN TO TABLE OF CONTENTS Q1 2026 18 Property Acquisitions / Dispositions Information Since January 1, 2026 Date Acquired Location Segment Number of Properties Units Gross Purchase Price April 2026 (1) Lexington, KY SHOP — — $ 14,500 (dollars in thousands) (1) Reflects acquisition of two DHC land parcels previously subject to finance leases, pursuant to our exercise of a purchase option. (2) Occupancy is presented for the one month ended prior to the date of sale. (3) NOI for these 13 communities was $(1,009) and $(3,006) for the three months ended March 31, 2026 and year ended December 31, 2025, respectively. Gross Sales Date Sold Location Segment Number of Properties Units Gross Sales Price Price Per Unit Occupancy (2) March 2026 (3) Various SHOP 13 669 $ 23,000 $ 34.4 79.6 % Acquisitions Dispositions

Investments in Unconsolidated Joint Ventures [1] [2]

DIVERSIFIED HEALTHCARE TRUST

As of March 31, 2026
(dollars in thousands)

Investments in Unconsolidated Joint Ventures

Joint Venture	Location	Property Type	Number of Properties	Square Feet	Occupancy	Weighted Average Lease Term (Years)	DHC Ownership	DHC Carrying Value of Investment	Three Months Ended March 31, 2026 FFO	Three Months Ended March 31, 2026 EBITDAre
Seaport Innovation LLC	Boston, MA	Life Science	1	1,134,479	99.9%	18.0	10%	$ 73,217	$ 11,996	$ 26,348
The LSMD Fund REIT LLC	Various	Medical Office / Life Science	10	1,068,763	98.6%	5.2	20%	46,405	4,138	9,569
Total / weighted average			11	2,203,242	99.2%	13.9		$ 119,622	$ 16,134	$ 35,917

Unconsolidated Debt

Joint Venture	Type	Secured by	Coupon Rate	Maturity Date	Principal Balance [3]	DHC Ownership	DHC Share of Principal Balance
Seaport Innovation LLC	Fixed Rate - interest only	One property	5.596%	9/1/2030	$ 1,000,000	10%	$ 100,000
The LSMD Fund REIT LLC	Fixed Rate - interest only	Nine properties	3.457%	2/11/2032	189,800	20%	37,960
The LSMD Fund REIT LLC	Floating Rate - interest only [4]	One property	5.573%	2/9/2027	266,825	20%	53,365
Total / weighted average			5.240%		$ 1,456,625		$ 191,325

(1) DHC's property list, including properties owned by these unconsolidated joint ventures, is available on DHC's website.

(2) Amounts shown on this page reflect 100% ownership interest of this joint venture, not DHC's proportionate share thereof unless otherwise stated.

(3) Reflects the entire balance of the debt secured by the properties. DHC provides certain limited recourse guarantees on the debt secured by the Seaport Innovation LLC property, with its liability limited to $100,000. The debt secured by The LSMD Fund REIT LLC properties is non-recourse to DHC.

(4) This mortgage loan requires that interest be paid at an annual rate of SOFR plus a premium of 1.90%. The joint venture purchased an interest rate cap effective through February 2027 with a SOFR strike rate of approximately 5.94%.

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Q1 2026 19

RETURN TO TABLE OF CONTENTS Q1 2026 20 Portfolio Information

Portfolio Summary

DIVERSIFIED HEALTHCARE TRUST

As of and For the Three Months Ended March 31, 2026
(dollars and sq. ft. in thousands)

		Medical Office and Life Science Portfolio			All Other			
	SHOP	Medical Office	Life Science	Total	Triple Net Leased Senior Living Communities	Wellness Centers	Total	DHC Consolidated
Number of properties	199	54	13	67	9	10	19	285
Square feet	N/A	4,371	1,187	5,558	N/A	812	812	6,370
Units	22,573	N/A	N/A	N/A	1,328	N/A	1,328	23,901
Occupancy	81.7%	90.2%	97.5%	91.8%	100.0%	100.0%		
Gross Book Value of Real Estate Assets:								
Encumbered	$ 1,628,107	$ 200,512	$ 130,692	$ 331,204	$ 82,829	$ 208,110	$ 290,939	$ 2,250,250
Unencumbered	2,747,632	866,932	293,452	1,160,384	72,333	–	72,333	3,980,349
Total	$ 4,375,739	$ 1,067,444	$ 424,144	$ 1,491,588	$ 155,162	$ 208,110	$ 363,272	$ 6,230,599
% of Total	70.3%	17.1%	6.8%	23.9%	2.5%	3.3%	5.8%	100.0%
Unencumbered % of Total	62.8 %	81.2 %	69.2 %	77.8 %	46.6 %	– %	19.9 %	63.9 %
Selected Income Statement and Non-GAAP Measures Data:								
Revenues	$ 317,225	$ 29,787	$ 12,108	$ 41,895	$ 3,440	$ 3,911	$ 7,351	$ 366,471
% of Total revenues	86.6%	8.1%	3.3%	11.4%	0.9%	1.1%	2.0%	100.0%
NOI	$ 43,626	$ 17,518	$ 7,546	$ 25,064	$ 3,440	$ 3,785	$ 7,225	$ 75,915
% of Total NOI	57.5%	23.1%	9.9%	33.0%	4.5%	5.0%	9.5%	100.0%
Cash Basis NOI	$ 43,626	$ 16,942	$ 7,411	$ 24,353	$ 3,509	$ 3,522	$ 7,031	$ 75,010
% of Total Cash Basis NOI	58.1%	22.6%	9.9%	32.5%	4.7%	4.7%	9.4%	100.0%

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Q1 2026 21

Consolidated Results by Segment

(dollars and sq. ft. in thousands, except average monthly rate)

	As of and For the Three Months Ended				
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
SHOP					
Properties	199	212	229	230	231
Units	22,573	23,217	24,906	24,872	25,005
Occupancy	81.7 %	81.6 %	81.5 %	80.6 %	80.2 %
Average monthly rate	$ 5,613	$ 5,497	$ 5,472	$ 5,440	$ 5,413
Average monthly rate % change to current period		2.1 %	2.6 %	3.2 %	3.7 %
Revenues	$ 317,225	$ 323,414	$ 333,390	$ 327,545	$ 328,306
NOI / Cash Basis NOI	$ 43,626	$ 36,193	$ 29,620	$ 36,615	$ 36,828
NOI / Cash Basis NOI Margin %	13.8 %	11.2 %	8.9 %	11.2 %	11.2 %
NOI / Cash Basis NOI % change to current period		20.5 %	47.3 %	19.1 %	18.5 %
Medical Office and Life Science Portfolio					
Properties	67	67	88	92	93
Square feet	5,558	5,558	6,931	7,400	7,620
Occupancy	91.8 %	91.2 %	86.6 %	82.9 %	80.6 %
Revenues	$ 41,895	$ 47,789	$ 48,201	$ 48,056	$ 49,763
NOI	$ 25,064	$ 28,112	$ 26,675	$ 26,487	$ 26,856
NOI Margin %	59.8 %	58.8 %	55.3 %	55.1 %	54.0 %
NOI % change to current period		(10.8)%	(6.0)%	(5.4)%	(6.7)%
Cash Basis NOI	$ 24,353	$ 26,525	$ 26,251	$ 26,735	$ 25,920
Cash Basis NOI Margin %	58.1 %	55.5 %	54.5 %	55.6 %	52.1 %
Cash Basis NOI % change to current period		(8.2)%	(7.2)%	(8.9)%	(6.0)%
All Other					
Properties	19	19	18	19	19
Square feet	812	812	812	812	812
Units	1,328	1,328	1,180	1,180	1,186
Revenues	$ 7,351	$ 8,368	$ 7,115	$ 7,111	$ 8,795
NOI	$ 7,225	$ 8,219	$ 7,024	$ 7,030	$ 8,854
NOI Margin %	98.3 %	98.2 %	98.7 %	98.9 %	100.7 %
NOI % change to current period		(12.1)%	2.9 %	2.8 %	(18.4)%
Cash Basis NOI	$ 7,031	$ 8,035	$ 6,828	$ 6,757	$ 8,562
Cash Basis NOI Margin %	95.6 %	96.0 %	96.0 %	95.0 %	97.4 %
Cash Basis NOI % change to current period		(12.5)%	3.0 %	4.1 %	(17.9)%

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Q1 2026 22

Same Property Results by Segment

(dollars and sq. ft. in thousands, except average monthly rate)

	As of and For the Three Months Ended				
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
SHOP					
Properties	184	184	184	184	184
Units	21,226	21,226	21,226	21,226	21,226
Occupancy	82.4 %	82.4 %	82.4 %	81.5 %	81.3 %
Average monthly rate	$ 5,656	$ 5,480	$ 5,414	$ 5,380	$ 5,341
Average monthly rate % change to current period		3.2 %	4.5 %	5.1 %	5.9 %
Revenues	$ 296,504	$ 288,190	$ 287,516	$ 282,464	$ 283,106
NOI / Cash Basis NOI	$ 44,321	$ 38,291	$ 31,931	$ 37,882	$ 39,037
NOI / Cash Basis NOI Margin %	14.9 %	13.3 %	11.1 %	13.4 %	13.8 %
NOI / Cash Basis NOI % change to current period		15.7 %	38.8 %	17.0 %	13.5 %
Medical Office and Life Science Portfolio					
Properties	65	65	65	65	65
Square feet	5,349	5,349	5,349	5,349	5,349
Occupancy	95.3 %	94.7 %	94.6 %	94.7 %	94.7 %
Revenues	$ 41,849	$ 40,388	$ 40,761	$ 39,869	$ 40,630
NOI	$ 25,368	$ 24,203	$ 24,116	$ 24,100	$ 24,456
NOI Margin %	60.6 %	59.9 %	59.2 %	60.4 %	60.2 %
NOI % change to current period		4.8 %	5.2 %	5.3 %	3.7 %
Cash Basis NOI	$ 24,683	$ 24,134	$ 23,893	$ 24,358	$ 23,970
Cash Basis NOI Margin %	59.0 %	59.8 %	58.6 %	61.1 %	59.0 %
Cash Basis NOI % change to current period		2.3 %	3.3 %	1.3 %	3.0 %
All Other					
Properties	18	18	18	18	18
Square feet	812	812	812	812	812
Units	1,180	1,180	1,180	1,180	1,180
Revenues	$ 7,165	$ 8,306	$ 7,115	$ 7,111	$ 7,120
NOI	$ 7,039	$ 8,157	$ 7,024	$ 7,030	$ 7,179
NOI Margin %	98.2 %	98.2 %	98.7 %	98.9 %	100.8 %
NOI % change to current period		(13.7)%	0.2 %	0.1 %	(2.0)%
Cash Basis NOI	$ 6,892	$ 7,991	$ 6,828	$ 6,757	$ 6,885
Cash Basis NOI Margin %	96.2 %	96.2 %	96.0 %	95.0 %	96.7 %
Cash Basis NOI % change to current period		(13.8)%	0.9 %	2.0 %	0.1 %

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Q1 2026 23

RETURN TO TABLE OF CONTENTS Q1 2026 24 Portfolio Information by Segment

RETURN TO TABLE OF CONTENTS Q1 2026 25 80.2% 80.6% 81.5% 81.6% 81.7% Occupancy Average Monthly Rate Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 $5,000 $5,250 $5,500 $5,750 $6,000 75.0% 77.5% 80.0% 82.5% 85.0% Occupancy and Average Monthly Rate Units by Geographic Concentration SHOP Summary (dollars in thousands, except average monthly rate) Sinceri Senior Living: 27.7% Discovery Senior Living: 21.4% Stellar Senior Living: 9.9% WellQuest Living: 9.2% Phoenix Senior Living: 8.8% Tutera Senior Living: 7.4% Charter Senior Living: 7.3% Remaining: 8.3% NOI by Manager NOI $36,828 $36,615 $29,620 $36,193 $43,626 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 $— $10,000 $20,000 $30,000 $40,000 $50,000 FL: 17.7% TX: 8.8% NC: 5.6% MD: 5.3% GA: 4.7% KY: 4.6% VA: 4.5% Remaining: 48.8% As of March 31, 2026

RETURN TO TABLE OF CONTENTS Q1 2026 26 SHOP Summary by Operator Number of Units Independent Number of Living and % of Total Top 10 Managers Location Properties Active Adult Assisted Living Memory Care Skilled Nursing Total NOI NOI 1 Sinceri Senior Living Various (11 States) 38 4,352 2,563 371 — 7,286 $ 12,104 27.7% 2 Discovery Senior Living Various (7 States) 44 2,117 2,357 621 — 5,095 9,329 21.4% 3 Stellar Senior Living AZ/CO/NM/TX 14 756 383 131 514 1,784 4,300 9.9% 4 WellQuest Living CA/NV 5 497 280 21 — 798 4,003 9.2% 5 Phoenix Senior Living AL/AR/KY/MO/NC/SC 26 337 1,037 284 395 2,053 3,835 8.8% 6 Tutera Senior Living IL/IN/KS/TN 18 1,537 286 144 — 1,967 3,238 7.4% 7 Charter Senior Living FL/IL/MD/TN/VA/WI 30 — 1,338 421 — 1,759 3,195 7.3% 8 Ciel Senior Living NY 1 195 75 36 — 306 1,193 2.7% 9 Northstar Senior Living AZ/CA 7 — 121 297 — 418 1,122 2.6% 10 Oaks Senior Living GA 3 — 159 105 — 264 1,090 2.5% Remaining (1) Various 13 209 538 96 — 843 217 0.5% Total 199 10,000 9,137 2,527 909 22,573 $ 43,626 100.0% % of Total 44.3% 40.5% 11.2% 4.0% 100.0% (dollars in thousands) As of March 31, 2026 (1) Includes $(1,009) of NOI from 13 communities sold in March 2026.

RETURN TO TABLE OF CONTENTS Q1 2026 27 SHOP Results of Operations by Location As of and For the Three Months Ended March 31, 2026 Top 10 Core-Based Statistical Areas Number of Properties NOI % of Total 1 Miami, FL 10 $ 4,562 10.5% 2 Tampa, FL 2 2,542 5.8% 3 Sacramento, CA 3 2,182 5.0% 4 New York, NY 4 2,055 4.7% 5 San Antonio, TX 5 1,698 3.9% 6 Washington, DC 6 1,617 3.7% 7 Raleigh, NC 5 1,642 3.8% 8 San Diego, CA 3 1,617 3.7% 9 Denver, CO 3 1,473 3.4% 10 Atlanta, GA 9 1,387 3.2% Other markets 149 22,851 52.3% Total 199 $ 43,626 100.0% As of and For the Three Months Ended NOI Occupancy Average Monthly Rate Number of % Basis Point % Markets Properties 3/31/2026 3/31/2025 Change 3/31/2026 3/31/2025 Change 3/31/2026 3/31/2025 Change Primary 85 $ 26,730 $ 19,927 34.1% 81.0% 79.1% 190 $ 5,665 $ 5,370 5.5 % Secondary 88 15,117 15,255 (0.9) % 82.2% 81.5% 70 $ 5,378 $ 5,085 5.8 % Other 26 1,779 1,646 8.1% 83.3% 80.9% 240 $ 6,141 $ 6,217 (1.2) % Total / Average 199 $ 43,626 $ 36,828 18.5% 81.7% 80.2% 150 $ 5,613 $ 5,413 3.7% (dollars in thousands, except average monthly rate) The Remington Club San Diego, CA

Medical Office and Life Science Portfolio - Leasing Summary (1)

DIVERSIFIED HEALTHCARE TRUST

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and For the Three Months Ended				
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Properties	67	67	88	92	93
Total square feet	5,558	5,558	6,931	7,400	7,620
Occupancy	91.8 %	91.2 %	86.6 %	82.9 %	80.6 %
Leasing Activity (sq. ft.):					
New leases	113	24	10	4	120
Renewals	56	57	76	102	25
Total	169	81	86	106	145
% Change in GAAP Rent: (2)					
New leases	15.7 %	10.0 %	29.8 %	(1.9)%	22.0 %
Renewals	5.1 %	7.1 %	6.9 %	12.0 %	4.2 %
Total	12.0 %	7.9 %	9.1 %	11.5 %	18.4 %
Weighted Average Lease Term (years):					
New leases	10.1	7.4	7.5	6.2	11.6
Renewals	8.2	8.4	6.6	7.1	3.5
Total	9.5	8.2	6.7	7.0	10.2
Leasing Costs and Concession Commitments:					
New leases	$ 3,815	$ 1,603	$ 601	$ 165	$ 9,832
Renewals	1,228	1,878	1,793	2,214	291
Total	$ 5,043	$ 3,481	$ 2,394	$ 2,379	$ 10,123
Leasing Costs and Concession Commitments per Sq. Ft.:					
New leases	$ 33.80	$ 64.67	$ 62.74	$ 36.62	$ 82.19
Renewals	$ 21.78	$ 33.38	$ 23.46	$ 21.75	$ 11.61
Total	$ 29.79	$ 42.95	$ 27.84	$ 22.38	$ 69.96
Leasing Costs and Concession Commitments per Sq. Ft. per Year:					
New leases	$ 3.35	$ 8.74	$ 8.42	$ 5.91	$ 7.08
Renewals	$ 2.66	$ 3.96	$ 3.54	$ 3.08	$ 3.31
Total	$ 3.14	$ 5.26	$ 4.14	$ 3.18	$ 6.87

(1) The leasing summary on this page is based on leases entered into during the periods indicated.

(2) Represents percent difference in prior rents charged for same space or, in the case of vacant space acquired, market rental rates for similar space in the building at the date of acquisition. Rents include estimated recurring expense reimbursements paid to DHC, exclude lease value amortization and are net of lease concessions.

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Q1 2026 28

DIVERSIFIED HEALTHCARE TRUST

Tenants Representing 1% Or More of Total Annualized Rental Income

As of March 31, 2026
(dollars in thousands)

	Tenant	Property Type	Annualized Rental Income	% of Annualized Rental Income	Expiration
1	Advocate Aurora Health	Medical Office	$ 16,939	8.7%	2031
2	Life Time Athletic	Wellness Centers	12,285	6.3%	2040 - 2044
3	Alamar Biosciences, Inc.	Life Science	6,902	3.6%	2034
4	KSQ Therapeutics, Inc.	Life Science	5,617	2.9%	2032
5	Sonova Holding AG	Life Science	5,612	2.9%	2033
6	Stratford Retirement, LLC	Senior Living	5,234	2.7%	2033
7	Stellar Senior Living LLC (1)	Senior Living	4,841	2.5%	2027
8	Boston Children's Hospital	Medical Office	4,372	2.3%	2028
9	Tokio Marine Holdings Inc.	Medical Office	3,941	2.0%	2026 - 2033
10	AbbVie Inc.	Life Science	3,938	2.0%	2027
11	McKesson Corporation	Medical Office	3,918	2.0%	2028 - 2030
12	United Healthcare Services, Inc.	Medical Office	3,731	1.9%	2026
13	Revvity, Inc.	Life Science	3,681	1.9%	2028
14	Hawaii Pacific Health	Medical Office	3,617	1.9%	2029 - 2036
15	HCA Holdings Inc.	Medical Office	3,354	1.7%	2026 - 2031
16	New York University	Medical Office	3,347	1.7%	2026 - 2031
17	Medtronic, Inc.	Medical Office	3,261	1.7%	2028
18	Ultragenyx Pharmaceutical Inc.	Life Science	3,154	1.6%	2026
19	Sentara Health	Medical Office	3,009	1.5%	2027 - 2032
20	Orthofix Medical Inc.	Life Science	2,817	1.5%	2037
21	The University of Kansas Health System	Medical Office	2,447	1.3%	2027 - 2028
22	Cytek BioSciences, Inc.	Life Science	2,339	1.2%	2029
23	Think Surgical, Inc.	Life Science	2,193	1.1%	2026
24	Covenant Care California, LLC	Senior Living	2,049	1.1%	2030
25	Covenant Health System	Medical Office	1,978	1.0%	2034
	All Other Tenants		79,656	41.0%	
	Total Tenants		$ 194,232	100.0%	





2904 Orchard Parkway
San Jose, CA

(1) In April 2026, this tenant exercised its renewal option to extend its lease through 2037.

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Q1 2026
29

RETURN TO TABLE OF CONTENTS Q1 2026 30 Medical Office and Life Science Portfolio - Lease Expiration Schedule (dollars in thousands) As of March 31, 2026 Annualized Rental Income Expiring Year Medical Office Life Science Total % of Total Cumulative % of Total 2026 $ 10,265 $ 5,346 $ 15,611 9.5% 9.5% 2027 9,509 3,938 13,447 8.2% 17.7% 2028 20,109 11,776 31,885 19.5% 37.2% 2029 11,066 4,183 15,249 9.3% 46.5% 2030 6,779 1,574 8,353 5.1% 51.6% Thereafter 56,924 22,422 79,346 48.4% 100.0% Total $ 114,652 $ 49,239 $ 163,891 100.0% Weighted average remaining lease term 4.9 years 4.8 years 4.9 years Square Feet with Leases Expiring Year Medical Office Life Science Total % of Total Cumulative % of Total 2026 346,396 138,968 485,364 9.5% 9.5% 2027 312,414 197,976 510,390 10.0% 19.5% 2028 949,585 105,462 1,055,047 20.7% 40.2% 2029 290,227 182,232 472,459 9.3% 49.5% 2030 241,525 97,400 338,925 6.6% 56.1% Thereafter 1,802,255 435,260 2,237,515 43.9% 100.0% Total 3,942,402 1,157,298 5,099,700 100.0% Weighted average remaining lease term 4.6 years 4.6 years 4.6 years

RETURN TO TABLE OF CONTENTS Q1 2026 31 % of Total Cumulative % of Total Annualized Annualized Annualized Number of Number of Rental Income Rental Income Rental Income Year Properties Units or Square Feet Expiring Expiring Expiring 2026 — — $ — —% —% 2027 (1) 4 533 units 4,841 16.0% 16.0% 2028 — — — —% 16.0% 2029 1 155 units 547 1.8% 17.8% 2030 5 277 units and 129,600 square feet 5,062 16.7% 34.5% Thereafter 9 363 units and 682,646 square feet 19,891 65.5% 100.0% Total 19 $ 30,341 100.0% Weighted average remaining lease term 9.4 years All Other - Lease Expiration Schedule Life Time Fitness Tampa, FL (dollars in thousands) As of March 31, 2026 (1) In April 2026, Stellar Senior Living LLC exercised its renewal option to extend its lease through 2037.

RETURN TO TABLE OF CONTENTS Q1 2026 32 Appendix

Calculation and Reconciliation of Non-GAAP Financial Measures

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended				
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Calculation of NOI and Cash Basis NOI:					
Rental income	$ 49,246	$ 56,157	$ 55,316	$ 55,167	$ 58,558
Residents fees and services	317,225	323,414	333,390	327,545	328,306
Total revenues	366,471	379,571	388,706	382,712	386,864
Property operating expenses	(290,556)	(307,047)	(325,387)	(312,580)	(314,326)
NOI	**75,915**	**72,524**	**63,319**	**70,132**	**72,538**
Non-cash adjustments	(905)	(1,771)	(620)	(25)	(1,228)
Cash Basis NOI	**$ 75,010**	**$ 70,753**	**$ 62,699**	**$ 70,107**	**$ 71,310**
Reconciliation of Net Loss to NOI and Cash Basis NOI:					
Net loss	$ (43,275)	$ (21,221)	$ (164,040)	$ (91,639)	$ (8,986)
Equity in net earnings of investees	(96)	(27,108)	(5,083)	(3,082)	(1,487)
Income tax expense	622	514	337	843	49
Loss on modification or early extinguishment of debt	–	2,138	11,191	126	29,071
Interest expense	37,045	46,855	48,886	50,926	57,831
Interest and other income	(233)	(1,532)	774	(2,982)	(2,099)
Gain on insurance recoveries	–	–	–	–	(7,522)
Loss (gain) on sale of properties	1,207	(13,759)	(1,260)	7,429	(110,140)
Impairment of assets	–	2,994	93,243	30,993	38,472
Acquisition and certain other transaction related costs	3,693	9,099	1,158	75	24
General and administrative	14,038	12,536	12,789	11,177	9,000
Depreciation and amortization	62,914	62,008	65,324	66,266	68,325
NOI	**75,915**	**72,524**	**63,319**	**70,132**	**72,538**
Non-cash adjustments	(905)	(1,771)	(620)	(25)	(1,228)
Cash Basis NOI	**$ 75,010**	**$ 70,753**	**$ 62,699**	**$ 70,107**	**$ 71,310**

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Q1 2026 33

Calculation and Reconciliation of Non-GAAP Financial Measures - NOI

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended				
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
SHOP					
Revenues	$ 317,225	$ 323,414	$ 333,390	$ 327,545	$ 328,306
Property operating expenses	(273,599)	$ (287,221)	$ (303,770)	$ (290,930)	$ (291,478)
NOI	**43,626**	**36,193**	**29,620**	**36,615**	**36,828**
NOI of properties not included in same property results	695	2,098	2,311	1,267	2,209
Same property NOI	**$ 44,321**	**$ 38,291**	**$ 31,931**	**$ 37,882**	**$ 39,037**
Medical Office and Life Science Portfolio					
Revenues	$ 41,895	$ 47,789	$ 48,201	$ 48,056	$ 49,763
Property operating expenses	(16,831)	$ (19,677)	$ (21,526)	$ (21,569)	$ (22,907)
NOI	**25,064**	**28,112**	**26,675**	**26,487**	**26,856**
NOI of properties not included in same property results	304	(3,909)	(2,559)	(2,387)	(2,400)
Same property NOI	**$ 25,368**	**$ 24,203**	**$ 24,116**	**$ 24,100**	**$ 24,456**
All Other					
Revenues	$ 7,351	$ 8,368	$ 7,115	$ 7,111	$ 8,795
Property operating expenses	(126)	$ (149)	$ (91)	$ (81)	$ 59
NOI	**7,225**	**8,219**	**7,024**	**7,030**	**8,854**
NOI of properties not included in same property results	(186)	(62)	–	–	(1,675)
Same property NOI	**$ 7,039**	**$ 8,157**	**$ 7,024**	**$ 7,030**	**$ 7,179**
Total					
Revenues	$ 366,471	$ 379,571	$ 388,706	$ 382,712	$ 386,864
Property operating expenses	290,556	$ 307,047	$ 325,387	$ 312,580	$ 314,326
NOI	**75,915**	**72,524**	**63,319**	**70,132**	**72,538**
NOI of properties not included in same property results	813	(1,873)	(248)	(1,120)	(1,866)
Same property NOI	**$ 76,728**	**$ 70,651**	**$ 63,071**	**$ 69,012**	**$ 70,672**

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Q1 2026 34

Calculation and Reconciliation of Non-GAAP Financial Measures - Cash Basis NOI

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended				
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
SHOP					
NOI	$ 43,626	$ 36,193	$ 29,620	$ 36,615	$ 36,828
Non-cash adjustments	–	$ –	$ –	$ –	$ –
Cash Basis NOI	**43,626**	**36,193**	**29,620**	**36,615**	**36,828**
Cash Basis NOI of properties not included in same property results	695	2,098	2,311	1,267	2,209
Same property Cash Basis NOI	**$ 44,321**	**$ 38,291**	**$ 31,931**	**$ 37,882**	**$ 39,037**
Medical Office and Life Science Portfolio					
NOI	$ 25,064	$ 28,112	$ 26,675	$ 26,487	$ 26,856
Non-cash adjustments	(711)	$ (1,587)	$ (424)	$ 248	$ (936)
Cash Basis NOI	**24,353**	**26,525**	**26,251**	**26,735**	**25,920**
Cash Basis NOI of properties not included in same property results	330	(2,391)	(2,358)	(2,377)	(1,950)
Same property Cash Basis NOI	**$ 24,683**	**$ 24,134**	**$ 23,893**	**$ 24,358**	**$ 23,970**
All Other					
NOI	$ 7,225	$ 8,219	$ 7,024	$ 7,030	$ 8,854
Non-cash adjustments	(194)	$ (184)	$ (196)	$ (273)	$ (292)
Cash Basis NOI	**7,031**	**8,035**	**6,828**	**6,757**	**8,562**
Cash Basis NOI of properties not included in same property results	(139)	(44)	–	–	(1,677)
Same property Cash Basis NOI	**$ 6,892**	**$ 7,991**	**$ 6,828**	**$ 6,757**	**$ 6,885**
Total					
NOI	$ 75,915	$ 72,524	$ 63,319	$ 70,132	$ 72,538
Non-cash adjustments	(905)	$ (1,771)	$ (620)	$ (25)	$ (1,228)
Cash Basis NOI	**75,010**	**70,753**	**62,699**	**70,107**	**71,310**
Cash Basis NOI of properties not included in same property results	886	(337)	(47)	(1,110)	(1,418)
Same property Cash Basis NOI	**$ 75,896**	**$ 70,416**	**$ 62,652**	**$ 68,997**	**$ 69,892**

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Q1 2026 35

RETURN TO TABLE OF CONTENTS Q1 2026 36 For the Three Months Ended 3/31/2026 12/31/2025 9/30/2025 6/30/2025 3/31/2025 Net loss $ (43,275) $ (21,221) $ (164,040) $ (91,639) $ (8,986) Interest expense 37,045 46,855 48,886 50,926 57,831 Income tax expense 622 514 337 843 49 Depreciation and amortization 62,914 62,008 65,324 66,266 68,325 EBITDA 57,306 88,156 (49,493) 26,396 117,219 Loss (gain) on sale of properties 1,207 (13,759) (1,260) 7,429 (110,140) Impairment of assets — 2,994 93,243 30,993 38,472 Equity in net earnings of investees (96) (27,108) (5,083) (3,082) (1,487) Share of EBITDAre from unconsolidated joint ventures 4,549 4,612 4,511 4,463 4,494 Adjustments to reflect DHC's share of EBITDAre attributable to a former equity method investment — — 4,831 1,502 1,589 EBITDAre 62,966 54,895 46,749 67,701 50,147 General and administrative expense paid in common shares 717 593 1,164 1,062 592 Incentive management fees 6,628 5,674 5,676 4,148 2,407 Acquisition and certain other transaction related costs 3,693 9,099 1,158 75 24 Gain on insurance recoveries — — — — (7,522) Loss on modification or early extinguishment of debt — 2,138 11,191 126 29,071 Adjustments to reflect DHC's share of Adjusted EBITDAre attributable to a former equity method investment — — (3,072) 501 390 Adjusted EBITDAre $ 74,004 $ 72,399 $ 62,866 $ 73,613 $ 75,109 Calculation and Reconciliation of Non-GAAP Financial Measures (dollars in thousands)

RETURN TO TABLE OF CONTENTS Q1 2026 37 For the Three Months Ended 3/31/2026 12/31/2025 9/30/2025 6/30/2025 3/31/2025 Net loss $ (43,275) $ (21,221) $ (164,040) $ (91,639) $ (8,986) Depreciation and amortization 62,914 62,008 65,324 66,266 68,325 Loss (gain) on sale of properties 1,207 (13,759) (1,260) 7,429 (110,140) Impairment of assets — 2,994 93,243 30,993 38,472 Equity in net earnings of investees (96) (27,108) (5,083) (3,082) (1,487) Share of FFO from unconsolidated joint ventures 2,027 1,998 2,199 2,715 2,737 Adjustments to reflect DHC's share of FFO attributable to a former equity method investment — — 3,731 895 1,073 FFO 22,777 4,912 (5,886) 13,577 (10,006) Incentive management fees 6,628 5,674 5,676 4,148 2,407 Acquisition and certain other transaction related costs 3,693 9,099 1,158 75 24 Gain on insurance recoveries — — — — (7,522) Loss on modification or early extinguishment of debt — 2,138 11,191 126 29,071 Adjustments to reflect DHC's share of Normalized FFO attributable to a former equity method investment — — (2,418) 646 331 Normalized FFO $ 33,098 $ 21,823 $ 9,721 $ 18,572 $ 14,305 Calculation and Reconciliation of Non-GAAP Financial Measures (dollars in thousands)

Calculation and Reconciliation of Non-GAAP Financial Measures

DIVERSIFIED HEALTHCARE TRUST

(amounts in thousands, except per share data)

	For the Three Months Ended				
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Normalized FFO	$ 33,098	$ 21,823	$ 9,721	$ 18,572	$ 14,305
General and administrative expense paid in common shares	717	593	1,164	1,062	592
Non-cash interest expense	2,329	11,848	20,121	19,886	26,087
Non-cash amortization included in expenses	(943)	(942)	(943)	(942)	(943)
Non-cash straight line rent adjustments included in rental income	(57)	(203)	(450)	146	(455)
Lease value amortization included in rental income	29	30	29	28	26
Recurring capital expenditures	(18,728)	(35,071)	(40,562)	(29,329)	(26,486)
Share of FFO from unconsolidated joint ventures	(2,027)	(1,998)	(2,199)	(2,715)	(2,737)
Adjustments to reflect DHC's share of FFO and Normalized FFO attributable to a former equity method investment	–	–	(1,313)	(1,541)	(1,404)
Unconsolidated joint venture distributions [1]	600	750	28,250	–	–
Former equity method investment distribution	27,200	–	3,400	–	17,000
Incentive management fees [2]	(17,905)	–	–	–	–
CAD	**$ 24,313**	**$ (3,170)**	**$ 17,218**	**$ 5,167**	**$ 25,985**
Weighted average common shares outstanding (basic and diluted)	240,689	240,662	240,385	240,132	239,957
Per common share data (basic and diluted):					
Net loss	$ (0.18)	$ (0.09)	$ (0.68)	$ (0.38)	$ (0.04)
FFO	$ 0.09	$ 0.02	$ (0.02)	$ 0.06	$ (0.04)
Normalized FFO	$ 0.14	$ 0.09	$ 0.04	$ 0.08	$ 0.06
CAD	$ 0.10	$ (0.01)	$ 0.07	$ 0.02	$ 0.11

(1) In August 2025, DHC received a cash distribution of $28,000 from the Seaport Innovation LLC joint venture in connection with the refinancing of such joint venture's prior mortgage loan.

(2) In January 2026, DHC paid RMR an incentive management fee of $17,905 incurred for the year ended December 31, 2025.

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Q1 2026 38

DIVERSIFIED HEALTHCARE TRUST

Company Profile, Research Coverage and Governance Information

Officers

Christopher J. Bilotto
President and Chief Executive Officer

Matthew C. Brown
Chief Financial Officer and Treasurer

Anthony Paula
Vice President

Management:

DHC is managed by The RMR Group (Nasdaq: RMR). RMR is a U.S. leading alternative asset management company, unique for its focus on commercial real estate (CRE), residential real estate and related businesses. As of March 31, 2026, RMR had over $37 billion in assets under management and 40 years of institutional experience in buying, selling, financing and operating CRE. DHC believes that being managed by RMR is a competitive advantage for DHC because of RMR's depth of management and experience in the real estate industry. DHC also believes RMR provides management services to it at a lower cost than it would have to pay for similar quality services if it were self managed.

DHC is followed by the equity research analysts and its publicly held debt is rated by the rating agencies listed on this page. Please note that any opinions, estimates or forecasts regarding DHC's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of DHC or its management. DHC does not by its reference on this page imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

Board of Trustees

Christopher J. Bilotto
Managing Trustee

Alan L. Felder
Independent Trustee

Lisa Harris Jones
Lead Independent Trustee

Phyllis M. Hollis
Independent Trustee

Dawn K. Neher
Independent Trustee

Adam D. Portnoy
Chair of the Board and Managing Trustee

Jeffrey P. Somers
Independent Trustee

Equity Research Coverage

B. Riley Securities, Inc.
John Massocca
jmassocca@brileysecurities.com
(646) 885-5424

Citizens
Aaron Hecht
ahecht@jmpsecurities.com
(415) 835-3963

Freedom Finance Global PLC
Zhiger Kurmet
zhiger.kurmet@fbroker.kz
(708) 297-6150

Maxim Group
Michael Diana
mdiana@maximgrp.com
(212) 895-3641

RBC Capital Markets
Michael Carroll
michael.carroll@rbccm.com
(440) 715-2649

Rating Agencies and Issuer Ratings

Moody's Investors Service
Christian Azzi
christian.azzi@moodys.com
(212) 553-9342

S & P Global
Diandra Prutton
diandra.prutton@spglobal.com
(917) 231-4054

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Q1 2026 39

Non-GAAP Financial Measures and Certain Definitions

DIVERSIFIED HEALTHCARE TRUST

Non-GAAP Financial Measures:

DHC presents certain "non-GAAP financial measures" within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including net operating income, or NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, earnings before interest, income tax, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDA*re*, Adjusted EBITDA*re*, funds from operations, or FFO, normalized funds from operations, or Normalized FFO, and cash available for distribution, or CAD. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of DHC's operating performance or as measures of DHC's liquidity. These measures should be considered in conjunction with net income (loss) as presented in DHC's condensed consolidated statements of income (loss). DHC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). DHC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization, they may facilitate a comparison of DHC's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, same property NOI, and same property Cash Basis NOI reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of DHC's properties.

NOI, Cash Basis NOI, Same Property NOI, and Same Property Cash Basis NOI:

The calculations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to DHC's property level results of operations. DHC calculates NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI as shown on pages 33 - 35. DHC defines NOI as income from its real estate less its property operating expenses. NOI excludes depreciation and amortization. DHC defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in property operating expenses. DHC calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI. DHC uses NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI differently than DHC does.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*:

DHC calculates EBITDA, EBITDA*re* and Adjusted EBITDA*re* as shown on page 36. EBITDA*re* is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding any gain or loss on sale of properties, equity in net earnings or losses of investees, loss on impairment of real estate assets, if any, and including adjustments to reflect DHC's proportionate share of Adjusted EBITDA*re* from unconsolidated joint venture properties and prior to the wind-down of AlerisLife's business, DHC's proportionate share of EBITDA*re* of DHC's former equity method investment, as well as certain other adjustments currently not applicable to DHC. In calculating Adjusted EBITDA*re*, DHC adjusts for the items shown on page 36. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than DHC does.

FFO and Normalized FFO:

DHC calculates FFO and Normalized FFO as shown on page 37. FFO is calculated on the basis defined by Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of properties, equity in net earnings or losses of investees, loss on impairment of real estate assets, gains or losses on equity securities, net, if any, and including adjustments to reflect DHC's proportionate share of FFO from unconsolidated joint venture properties and prior to the wind-down of AlerisLife's business, DHC's proportionate share of FFO of DHC's former equity method investment, plus real estate depreciation and amortization of consolidated properties, as well as certain other adjustments currently not applicable to DHC. In calculating Normalized FFO, DHC adjusts for the items shown on page 37, including similar adjustments for DHC's unconsolidated joint ventures and incentive management fees, if any. FFO and Normalized FFO are among the factors considered by DHC's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain DHC's qualification for taxation as a REIT, limitations in the agreements governing DHC's debt, the availability to DHC of debt and equity capital, DHC's expectation of its future capital requirements and operating performance and DHC's expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than DHC does.

Cash Available for Distribution:

DHC calculates CAD as shown on page 38. DHC defines CAD as Normalized FFO minus DHC's proportionate share of Normalized FFO from unconsolidated joint venture properties and its former equity method investment, plus cash flow distributions received from DHC's unconsolidated joint ventures and former equity method investment, if any, recurring real estate related capital expenditures, adjustments for other non-cash and nonrecurring items, certain amounts excluded from Normalized FFO but settled in cash, and paid incentive management fees, if any, as well as certain other adjustments currently not applicable to DHC. CAD is among the factors considered by DHC's Board of Trustees when determining the amount of distributions to DHC's shareholders. Other real estate companies and REITs may calculate CAD differently than DHC does.

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Q1 2026 40

RETURN TO TABLE OF CONTENTS Q1 2026 41 Adjusted total assets - Adjusted total assets is the original cost of real estate assets calculated in accordance with GAAP before depreciation and after impairment write downs, if any, and excludes accounts receivable and intangible assets. AlerisLife - AlerisLife means AlerisLife Inc. All Other - All Other operations consists of triple net leased wellness centers and senior living communities that are leased to third party operators from which DHC receives rents, and any other revenue or expenses that are not attributable to a specific reportable segment. Annualized dividend yield - Annualized dividend yield is the annualized dividend declared during the applicable period divided by the closing price of DHC's common shares at the end of the relevant period. Annualized rental income - Annualized rental income is based on rents pursuant to existing leases as of March 31, 2026. Annualized rental income includes estimated percentage rents, straight line rent adjustments and estimated recurring expense reimbursements for certain net and modified gross leases, and excludes lease value amortization. Amounts of annualized rental income for DHC's medical office and life science properties also exclude leases that expired on March 31, 2026 and 100% of rents pursuant to existing leases as of March 31, 2026 from the medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Average monthly rate - Reflects the average monthly residents fees and services per occupied unit for the period presented. The average monthly rate is calculated based on the actual number of days during the period. Building improvements - Building improvements generally include expenditures to replace obsolete building components that extend the useful life of existing assets or other improvements to increase the marketability of the property. Cash basis NOI margin % - Cash basis NOI margin % is defined as cash basis NOI as a percentage of cash basis rental income. Cash basis rental income excludes non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. Consolidated income available for debt service - Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, taxes, loss on asset impairment, gains or losses on equity securities, gains or losses on sales of properties and modification or early extinguishment of debt, determined together with debt service for the applicable period. Core-Based Statistical Areas - Core-Based Statistical Areas, or CBSAs, are geographic regions that identify areas as either metropolitan or micropolitan or neither. The Office of Management and Budget defined CBSAs in 2000. CBSAs are reclassified in every census using a combination of data and census information. Coupon rate - Coupon rate is the interest rate stated in, or determined pursuant to, the contract terms. Development, redevelopment and other activities - Development, redevelopment and other activities generally include capital expenditures that reposition a property or result in change of use or new sources of revenue. From time to time DHC invests in revenue producing capital improvements at certain of its triple net leased senior living communities. As a result, annual rents payable to DHC increase pursuant to the terms of the applicable leases. These capital improvements are not included in DHC's development, redevelopment and other activities. Estimated completion date - Estimated completion date can depend on various factors, including when lease agreements are signed with tenants in DHC's Medical Office and Life Science Portfolio. Therefore, the actual completion date may vary. Estimated project costs - Estimated project costs include estimated construction costs and leasing capital up to stabilization. Non-GAAP Financial Measures and Certain Definitions (Continued)

RETURN TO TABLE OF CONTENTS Q1 2026 42 ExPOR - ExPOR, or expenses per occupied room, is calculated by dividing total operating expenses by the number of occupied units for the period presented. GAAP - GAAP is U.S. generally accepted accounting principles. Gross book value of real estate assets - Gross book value of real estate assets is real estate assets at cost plus certain acquisition costs, before depreciation and purchase price allocations, less impairment writedowns, if any. Gross sales price - Gross sales price excludes closing costs. Incentive management fees - Incentive management fees are estimated and accrued during the applicable measurement period. Actual incentive management fees will be calculated based on common share total return, as defined in DHC's business management agreement, for the three year period ending December 31 of the applicable calendar year, are included in general and administrative expense in DHC's condensed consolidated statements of income (loss) and will be payable to RMR in January of the following calendar year. Incurrence covenants - Incurrence covenants are financial covenants which DHC is required to comply with in order to incur debt under its secured revolving credit facility and senior secured and unsecured notes indentures and their supplements. Interest rate - Interest rate includes the effect of mark to market accounting for certain assumed mortgages and premiums and discounts on certain mortgages and secured and unsecured notes; excludes effects of debt issuance costs and the unused fee on DHC's secured revolving credit facility. Interest rate reflects the impact of interest rate caps, as applicable. Lease related costs - Lease related costs generally include capital expenditures to improve tenants’ space or amounts paid directly to tenants to improve their space and leasing related costs, such as brokerage commissions and tenant inducements. Leasing costs and concession commitments - Leasing costs and concession commitments include commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent. Maintenance covenant - DHC's maintenance covenant is a financial covenant which it is required to comply with on a quarterly basis pursuant to the indentures governing DHC's senior secured and unsecured notes. Net debt - Net debt is the total outstanding principal of DHC's debt less cash and cash equivalents. NOI margin % - NOI margin % is defined as NOI as a percentage of rental income or residents fees and services, as appropriate. Non-cash adjustments - Non-cash adjustments include straight line adjustments, lease value amortization, lease termination fees and other non-cash amortization included in property operating expenses, if any. Non-cash interest expense - Non-cash interest expense includes the amortization of debt discounts, premiums, issuance costs and interest rate caps. Occupancy - Occupancy for DHC's SHOP segment is presented for the duration of the period shown; occupancy for DHC's Medical Office and Life Science Portfolio is presented as of the end of the period shown. Medical office and life science occupancy data includes (i) out of service assets undergoing redevelopment, (ii) space which is leased but is not occupied or is being offered for sublease by tenants and (iii) space being fitted out for occupancy. Non-GAAP Financial Measures and Certain Definitions (Continued)

RETURN TO TABLE OF CONTENTS Q1 2026 43 Medical Office and Life Science Portfolio - Medical Office and Life Science Portfolio consists of medical office properties leased to medical providers and other medical related businesses, as well as life science properties leased to biotech laboratories and other similar tenants. DHC's medical office and life science property leases include some triple net leases where, in addition to paying fixed rents, the tenants assume the obligation to operate and maintain the properties at their expense, and some net and modified gross leases where DHC is responsible for the operation and maintenance of the properties and DHC charges tenants for some or all of the property operating costs. A small percentage of DHC's medical office and life science property leases are full-service leases where DHC receives fixed rent from its tenants and no reimbursement for its property operating costs. Primary markets - Primary markets are made up of 31 of the largest CBSAs in the United States. Data for primary markets is often presented aggregated. Principal balance - Principal balances are the amounts stated in the contracts less the principal amount of any repayments made. In accordance with GAAP, DHC's carrying values and recorded interest expense may be different because of market conditions at the time DHC assumed certain of these debts. The principal balance of DHC's secured revolving credit facility includes amounts outstanding as of the date presented, if any. Rolling four quarter CAD - Represents CAD for the preceding twelve month period as of the respective quarter end date. Same Property - As of and for the three months ended March 31, 2026, same property consists of properties owned, in service and reported in the same segment since January 1, 2025; excludes properties classified as held for sale, closed or out of service, if any, planned dispositions and medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Properties are included in same property once stabilized for the full period in both comparison periods presented. As of and for the year ended March 31, 2026, same property consists of properties owned, in service and reported in the same segment since January 1, 2025; excludes properties classified as held for sale, closed or out of service, if any, planned dispositions and medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Properties are included in same property once stabilized for the full period in both comparison periods presented. Secondary markets - Secondary markets are made up of 68 large CBSAs in the United States that are not included in the primary markets. Data for secondary markets is often presented aggregated. SHOP - SHOP, or Senior Housing Operating Portfolio, consists of senior living communities managed by third party senior living managers that provide short term and long term residential living and in some cases care and other services for residents where DHC pays fees to the managers to operate the communities. Properties in this segment include independent living communities, assisted living communities, active adult rental communities and SNFs. SNF - SNF is a skilled nursing facility. SOFR - SOFR is secured overnight financing rate. Square feet - Square feet measurements are subject to modest changes when space is periodically remeasured or reconfigured for new tenants. Square feet for prior periods exclude space remeasurements made subsequent to those periods. Excludes data from medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Term SOFR - Term SOFR is the one-month term secured overnight financing rate. Total gross assets - Total gross assets is total assets plus accumulated depreciation. Total unencumbered assets - Total unencumbered assets is the original cost of real estate assets not encumbered by mortgage debt calculated in accordance with GAAP before depreciation and after impairment write downs, if any, and excludes accounts receivable and intangible assets. Triple net leased senior living communities - Triple net leased senior living communities include independent and assisted living communities and SNFs. Weighted average lease term - Weighted average lease term is weighted based on annualized rental income pursuant to existing leases as of March 31, 2026. Non-GAAP Financial Measures and Certain Definitions (Continued)

RETURN TO TABLE OF CONTENTS Q1 2026 44 This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: DHC's momentum and performance trends; continued NOI margin expansion and expected SHOP NOI growth; DHC's 2026 guidance and related assumptions, including with respect to SHOP NOI growth; DHC’s potential exercise of extension options for the maturity date of the applicable debt instruments; DHC's ability to continue to fund capital expenditures in accordance with its business plan; and DHC's redevelopment activities and plans. Forward-looking statements reflect DHC's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause DHC's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause DHC's actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: the impact of unfavorable market and commercial real estate industry conditions due to possible reduced demand for healthcare related space and senior living communities, uncertainties surrounding interest rates, wage and commodity price inflation, supply chain disruptions, volatility in the public debt and equity markets, changing tariffs and trade policies and related uncertainty, geopolitical instability and tensions, pandemics, any U.S. government shutdown, economic downturns or a possible recession, labor market conditions or changes in real estate utilization, among other things, on DHC and its managers and other operators and tenants; DHC's senior living operators' abilities to successfully and profitably operate the communities they manage for DHC; the continuing impact of changing market practices on DHC and its managers and other operators and tenants, such as delayed recovery of the senior housing industry, reduced demand for leased medical office, life science and other space of DHC and residencies at senior living communities and increased operating costs; the financial strength of DHC's managers and other operators and tenants; whether the aging U.S. population and increasing life spans of seniors will increase the demand for senior living communities and other medical and healthcare related properties and healthcare services; whether DHC’s tenants will renew or extend their leases or whether DHC will obtain replacement tenants on terms as favorable to DHC as its prior leases; the likelihood that DHC's tenants and residents will pay rent or be negatively impacted by continuing unfavorable market and commercial real estate industry conditions; DHC’s managers’ abilities to increase or maintain rates charged to residents of DHC’s senior living communities and manage operating costs for those communities; DHC's ability to increase or maintain occupancy at its properties on terms desirable to DHC; DHC's ability to increase rents when its leases expire or renew; costs DHC incurs and concessions it grants to lease its properties; risk and uncertainties regarding the costs and timing of development, redevelopment and repositioning activities, including as a result of inflation, cost overruns, tariffs, supply chain challenges, labor shortages, construction delays or inability to obtain necessary permits or volatility in the commercial real estate markets; DHC's ability to manage its capital expenditures and other operating costs effectively and to maintain and enhance its properties and their appeal to tenants and residents; DHC's ability to effectively raise and balance its use of debt and equity capital; DHC's ability to purchase cost effective interest rate caps; DHC’s ability to comply with the financial covenants under its debt agreements; DHC's ability to make required payments on its debt; DHC's ability to maintain sufficient liquidity, including the availability of borrowings under its secured revolving credit facility, and otherwise manage leverage; DHC's credit ratings; DHC’s ability to sell properties at prices or returns it targets, and the timing of such sales; DHC's ability to sell additional equity interests in, or contribute additional properties to, its existing joint ventures, or enter into additional real estate joint ventures or to attract co-venturers and benefit from DHC's existing joint ventures or any real estate joint ventures it may enter into; DHC's ability to acquire, develop, redevelop or reposition properties that realize its targeted returns; DHC’s ability to pay distributions to its shareholders and to maintain or increase the amount of such distributions; the ability of RMR to successfully manage DHC; competition in the real estate industry, particularly in those markets in which DHC’s properties are located; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; exposure to litigation and regulatory and government proceedings due to the nature of the senior living and other health and wellness related service businesses; actual and potential conflicts of interest with DHC's related parties, including DHC’s Managing Trustees, RMR, ABP Trust and others affiliated with them; limitations imposed by and DHC’s ability to satisfy complex rules to maintain DHC’s qualification for taxation as a REIT for U.S. federal income tax purposes; acts of terrorism, war or other hostilities, outbreaks of pandemics or other public health safety events or conditions, global climate change or other manmade or natural disasters beyond DHC’s control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in DHC's periodic filings. The information contained in DHC's filings with the SEC, including under the caption “Risk Factors” in its periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this presentation. DHC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon DHC's forward-looking statements. Except as required by law, DHC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements